Exhibit 5.15
CASSELS BROCK
LAWYERS
February 23, 2009
United States Securities and Exchange Commission
Ladies and Gentlemen:
Re:      Registration Statement on Form F-10
We hereby consent to the reference to us in the registration statement on Form F-10 (the “Registration Statement”) and the related short form prospectus (the “Prospectus”) of Eldorado Gold Corporation dated February 23, 2009. We also consent to the use of our firm name on page two of the Prospectus with respect to the approval of legal matters and under the headings “Income Tax Considerations — Certain Federal Income Tax Considerations”, “Legal Matters” and “Documents Filed as Part of the Registration Statement” as contained in the Prospectus included in the Registration Statement.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,
/s/ Cassels Brock & Blackwell LLP

Cassels Brock & Blackwell LLP	2100 Scotia Plaza, 40 King Street West, Toronto, ON Canada M5H 3C2
tel 416 869 5300 fax 416 360 8877 www.casselsbrock.com